UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016

Parker-Hannifin Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-4982	34-0451060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6035 Parkland Boulevard, Cleveland, Ohio	44124-4141
(Address of Principal Executive Offices)	(Zip Code)

(216) 896-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 1, 2016, Parker-Hannifin Corporation (“Parker”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Parker, Parker Eagle Corporation, a wholly owned subsidiary of Parker (“Merger Sub”), and CLARCOR Inc. (“Clarcor”), pursuant to which, among other things and subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into Clarcor (the “Merger”). As a result of the Merger, Merger Sub will cease to exist, and Clarcor will survive as a wholly owned subsidiary of Parker.

At the effective time of the Merger (the “Effective Time”), each share of Clarcor common stock issued and outstanding immediately prior to the Effective Time (other than dissenting shares and shares held by Parker, Merger Sub or Clarcor or any of their respective wholly owned subsidiaries) will be converted into the right to receive $83.00 in cash, without interest (the “Per Share Merger Consideration”).

Pursuant to the Merger Agreement, subject to certain exceptions, each option to purchase Clarcor common stock outstanding as of the Effective Time, whether vested or unvested, will be converted into the right to receive a cash payment equal to the product of (1) the total number of shares of Clarcor common stock subject to such option and (2) the amount by which the Per Share Merger Consideration exceeds the exercise price per share, less any applicable taxes. Subject to certain exceptions, as of the Effective Time, all other Clarcor equity and equity-based awards, subject to time-based or performance-based vesting conditions, will vest and be converted into the right to receive the Per Share Merger Consideration provided for under their terms in effect immediately prior to the Effective Time.

The purchase price is expected to be financed with a combination of new debt and cash on Parker’s balance sheet.

The completion of the Merger is subject to customary conditions, including, without limitation, (1) the adoption of the Merger Agreement by Clarcor’s stockholders; (2) the absence of any order, law or other legal restraint or prohibition preventing or prohibiting completion of the Merger, (3) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (4) the receipt of other antitrust approvals, (5) subject to certain qualifications, the accuracy of representations and warranties of Parker, Merger Sub and Clarcor, and (6) the performance of or compliance with the covenants and agreements made by Parker, Merger Sub and Clarcor, respectively.

The Merger Agreement includes detailed representations, warranties and covenants of Parker, Merger Sub and Clarcor. Between the date of execution of the Merger Agreement and the Effective Time, Clarcor has agreed to use reasonable best efforts to operate its business and the business of its subsidiaries in the ordinary course and to preserve intact its business organizations and current relationships with persons having material business dealings with Clarcor and its subsidiaries, and Clarcor has agreed to comply with certain other operating covenants.

In addition, Clarcor has agreed not to, and to cause its subsidiaries not to, and to direct their respective representatives not to, initiate, solicit or knowingly facilitate or encourage any third-party acquisition proposals. Each of Parker, Merger Sub and Clarcor has agreed to use reasonable best efforts to cause the Merger to be consummated. The Merger Agreement includes termination provisions for both Parker and Clarcor and provides that, in connection with a termination of the Merger Agreement under specified circumstances, Clarcor will be required to pay Parker a termination fee of $113 million. Such specified circumstances include, among others, termination by Parker for a change of recommendation of the Clarcor Board of Directors, termination by Clarcor in connection with a Superior Proposal (as such term is defined in the Merger Agreement) and Clarcor’s willful and material breach (as defined in the Merger Agreement) of certain of its covenants relating to soliciting acquisition proposals, mailing its proxy statement and calling and holding a special meeting of its stockholders.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

The representations, warranties and covenants set forth in the Merger Agreement have been made only for the purposes of that agreement and solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, as well as by information contained in each of Parker’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016 and Clarcor’s Annual Report on Form 10-K for the fiscal year ended November 28, 2015 and Quarterly Reports on Form 10-Q for the fiscal quarters ended February 27, 2016, May 28, 2016 and August 27, 2016, as well as other reports Clarcor and Parker file with the Securities and Exchange Commission (the “SEC”), and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties (1) will not survive consummation of the Merger and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement and (2) were made only as of the dates specified in the Merger Agreement. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding the parties or their respective businesses.

Item 8.01.	Other Events.

On December 1, 2016, Parker and Clarcor issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

On December 1, 2016, Parker also provided supplemental information regarding the proposed transaction in connection with a presentation to investors. A copy of the investor presentation is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Additional Information and Where to Find it

In connection with the proposed transaction, Clarcor intends to file a preliminary proxy statement on Schedule 14A with the SEC. CLARCOR’S SHAREHOLDERS ARE ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to shareholders of Clarcor. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from Clarcor’s website at www.clarcor.com under the heading “Investor Information” or by emailing Clarcor at investor@clarcor.com.

Participants in Solicitation

Parker, Clarcor and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning Parker’s directors and executive officers is set forth in the proxy statement, filed September 26, 2016, for Parker’s 2016 annual meeting of shareholders as filed with the SEC on Schedule 14A and in its most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2016 as filed with the SEC on August 26, 2016. Information concerning Clarcor’s directors and executive officers is set forth in the proxy statement, filed February 19, 2016, for Clarcor’s 2016 annual meeting of shareholders as filed with the SEC on Schedule 14A and in its most recent Annual Report on Form 10-K for the fiscal year ended November 28, 2015 as filed with the SEC on January 22, 2016. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed merger will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. These statements may be identified from use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “potential,” “continues,” “plans,” “forecasts,” “estimates,” “projects,” “predicts,” “would,” “intends,” “anticipates,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. Clarcor and Parker caution readers not to place undue reliance on these statements. The risks and uncertainties in connection with such forward-looking statements related to the proposed transaction include, but are not limited to, the occurrence of any event, change or other circumstances that could delay the closing of the proposed transaction; the possibility of non-consummation of the proposed transaction and termination of the merger agreement; the failure to obtain Clarcor stockholder approval of the proposed transaction or to satisfy any of the other conditions to the merger agreement; the possibility that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval in connection with the proposed transaction; the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; adverse effects on Clarcor’s common stock or Parker’s common stock because of the failure to complete the proposed transaction; Clarcor’s or Parker’s respective businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; the parties being unable to successfully implement integration strategies; and significant transaction costs related to the proposed transaction.

It is possible that the future performance and earnings projections of Parker and/or Clarcor, including projections of any individual segments, may differ materially from current expectations, depending on economic conditions within each company’s key markets, and each company’s ability to maintain and achieve anticipated benefits associated with announced realignment activities, strategic initiatives to improve operating margins, actions taken to combat the effects of the current economic environment, and growth, innovation and global diversification initiatives. A change in the economic conditions in individual markets may have a particularly volatile effect on segment performance. Among other factors which may affect future performance of Parker and/or Clarcor are, as applicable: changes in business relationships with and purchases by or from major customers, suppliers or distributors, including delays or cancellations in shipments; Clarcor’s potential inability to realize the anticipated benefits of the strategic supply partnership with GE; disputes regarding contract terms or significant changes in financial condition, changes in contract cost and revenue estimates for new development programs and changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions; the ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination to undertake business realignment activities and the expected costs thereof and, if undertaken, the ability to complete such activities and realize the anticipated cost savings from such activities; ability to implement successfully capital allocation initiatives, including timing, price and execution of share repurchases; availability, limitations or cost increases of raw materials, component products and/or commodities that cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; compliance costs associated with environmental laws and regulations; potential labor disruptions; threats associated with and efforts to combat terrorism and cyber-security risks; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; competitive market conditions and resulting effects on sales and pricing; and global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates and credit availability. Additional information about the risks related to Parker and its business may be found in Parker’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 filed on August 26, 2016. Additional information about the risks related to Clarcor and its business may be found in Clarcor’s Annual Report on Form 10-K for the fiscal year ended November 28, 2015 filed on January 22, 2016. Parker and/or Clarcor make these statements as of the date of this disclosure, and undertake no obligation to update them unless otherwise required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, among Parker-Hannifin Corporation, CLARCOR Inc. and Parker Eagle Corporation, dated as of December 1, 2016.

99.1	Press Release, dated December 1, 2016, issued by Parker-Hannifin Corporation and CLARCOR Inc.

99.2	Investor Presentation, dated December 1, 2016.

*	Certain schedules have been omitted and Parker agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

December 1, 2016	By:	/s/ Joseph R. Leonti
Joseph R. Leonti
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, among Parker-Hannifin Corporation, CLARCOR Inc. and Parker Eagle Corporation, dated as of December 1, 2016.

99.1	Press Release, dated December 1, 2016, issued by Parker-Hannifin Corporation and CLARCOR Inc.

99.2	Investor Presentation, dated December 1, 2016.

*	Certain schedules have been omitted and Parker agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.

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